UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2006

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

9990 Princeton Road, Cincinnati, OH		45246
(Address of principal executive offices)		(Zip code)

513-874-8741

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 3, 2006, Pierre Foods, Inc. (the “Company”) entered into Amendment No.1 to Credit Agreement dated as of April 3, 2006, among the Company, the Lenders (defined therein) and Wachovia Bank, National Association, as the Administrative Agent (the “Amendment).  The Amendment amends the Credit Agreement dated as of June 30, 2004 among the Company, Wachovia Bank, National Association as Administrative and Collateral Agent, Wachovia Capital Markets, LLC and Bank of America Securities, LLC, as joint lead arrangers and book-running managers, and a syndicate of banks, financial institutions and other institutional lenders party thereto, to provide for, among other things, a reduction in the per annum interest rate with respect to the Term B Facility.

A copy of the Amendment No.1 is included herein as Exhibit 10.1.

On April 4, 2006, the Board of Directors of the Company, upon recommendation of its Compensation Committee, adopted the Pierre Foods, Inc. Fiscal 2007 Executive Incentive Compensation Plan (the “Plan”).  Under the Plan, a participant’s potential award is stated as a percentage of the participant’s base salary and all awards are payable in cash.

In addition, the Board, upon recommendation of the Compensation Committee, set performance objectives upon which payments under the Plan will be based for the Company’s fiscal year ending March 3, 2007 and targeted award amounts for participants.  Awards are based upon adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for all participants in the Plan other than the Vice Presidents of the Company’s Sales Divisions, and for such Vice Presidents, awards are based upon EBITDA and direct contribution (net sales less standard cost of goods sold, and direct expenses), weighted 50% EBITDA and 50% direct contribution.

The Company’s President and Chief Executive Officer and the Senior Vice President, Sales and Marketing may earn 200% of their salary if targeted performance objectives are met, and all other participants may earn 100% of their salary if targeted performance objectives are met.  If the performance objectives are exceeded, all participants may earn an unlimited amount based upon the actual performance objectives for both EBITDA and direct contribution.

A copy of the Plan is included herein as Exhibit 10.2.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

(10)         MATERIAL CONTRACTS.

10.1                           Amendment No. 1 to Credit Agreement, dated as of April 3, 2006, among Pierre Foods, Inc., the Lenders, and Wachovia Bank, National Association, as Administrative Agent.

10.2                           Pierre Foods, Inc. Fiscal 2007 Executive Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date:	April 7, 2006	By	/s/ Joseph W. Meyers
Joseph W. Meyers
Vice President, Finance